Exhibit 99.1

Investors
David Gennarelli, 415.507.6033, david.gennarelli@autodesk.com

Press :
Pam Pollace, 415.547.2441, pam.pollace@autodesk.com

AUTODESK POSTS SEQUENTIAL REVENUE, PROFITABILITY AND CASH FLOW GROWTH

Revenue of $456 million up 9% sequentially
GAAP EPS of $0.21 up 62% sequentially
Non-GAAP EPS of $0.30 up 11% sequentially

SAN RAFAEL, Calif., February 23, 2010-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full year fiscal 2010.

Fourth Quarter Fiscal 2010
•	Revenue was $456 million, an increase of 9 percent sequentially and a decrease of 7 percent compared to the fourth quarter of fiscal 2009.
•
On a GAAP basis, diluted earnings per share were $0.21, compared to diluted earnings per share of $0.13 in the third quarter of fiscal 2010, and diluted loss per share of $0.47 in the fourth quarter of fiscal 2009.

•
On a non-GAAP basis, diluted earnings per share were $0.30, compared to non-GAAP diluted earnings per share of $0.27 in the third quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.31 in the fourth quarter of fiscal 2009.  A reconciliation of GAAP and non-GAAP results is provided in the accompanying tables.

•	Cash flow from operations was $126 million, an increase of 169 percent sequentially and 45 percent compared to the fourth quarter of fiscal 2009.

“We finished the year with better than anticipated revenue and profitability in the fourth quarter,” said Carl Bass, Autodesk president and CEO.  “These results were driven by a sequentially improving demand environment and continued competitive displacements.  In addition to our focus on growth, cost containment contributed to our performance.”

Driving the performance in revenue and profitability were sequential increases in revenue from commercial new seat licenses, revenue from every Geography, revenue from each product type, as well as revenue from our Manufacturing, AEC, and Platform Solutions and Emerging Business segments.

Fourth Quarter Operational Overview
EMEA revenue increased 18 percent sequentially as reported and 15 percent on a constant currency basis to $188 million.  EMEA revenue decreased 14 percent compared to the fourth quarter of fiscal 2009 as reported and 22 percent on a constant currency basis.  Revenue in the Americas increased 3 percent sequentially to $168 million and decreased 2 percent compared to the fourth quarter of fiscal 2009.  Revenue in Asia Pacific was $100 million, an increase of 6 percent sequentially as reported and 4 percent on a constant currency basis.  Revenue in Asia Pacific increased 1 percent compared to the fourth quarter of fiscal 2009 as reported and decreased 4 percent on a constant currency basis.

Revenue from emerging economies was $73 million, an increase of 18 percent sequentially as reported and 16 percent on a constant currency basis.  Revenue from emerging economies decreased 8 percent compared to the fourth quarter of fiscal 2009 as reported and 12 percent on a constant currency basis.  Revenue from emerging economies represented 16 percent of total revenue in the fourth quarter.

Combined revenue from Autodesk's 3D model-based design solutions was $134 million, an increase of 10 percent sequentially and a decline of 7 percent compared to the fourth quarter of fiscal 2009.  Revenue from 2D horizontal and 2D vertical products was $213 million, a 13 percent increase sequentially and 8 percent decrease compared to the fourth quarter of fiscal 2009.  Combined revenue from our AutoCAD and AutoCAD LT products increased 9 percent sequentially and decreased 9 percent compared to the fourth quarter last year.

Cash flow from operations was $126 million in the fourth quarter bringing our cash and investments balance to over $1.1 billion, or cash and investments of approximately $4.92 per share of common stock outstanding.

Full Year Fiscal 2010
•	Revenue was $1.7 billion, a decrease of 26 percent compared to fiscal 2009.
•	On a GAAP basis, diluted earnings per share were $0.25, compared to diluted earnings per share of $0.80 in fiscal 2009.
•	On a non-GAAP basis, diluted earnings per share were $0.99, compared to non-GAAP diluted earnings per share of $1.95 in fiscal 2009.
•	Cash flow from operations was $247 million, a decrease of 58 percent compared to fiscal 2009.

•	GAAP total spend (GAAP cost of revenue plus GAAP operating expenses) decreased by $423 million, or 20 percent compared to fiscal 2009.
•	Non-GAAP total spend (non-GAAP cost of revenue plus non-GAAP operating expenses) decreased by $312 million, or 18 percent compared to fiscal 2009.

“Fiscal 2010 was a challenging year by any measure,” continued Bass.  “We took action to significantly reduce our cost structure and increase our efficiency.  As a result, we greatly exceeded our initial goal of pre-tax cost savings of $250 million.  Those actions, and our continued investments in essential parts of our business, helped strengthen Autodesk and position the company for long-term growth and success.  Going forward, we will continue to build on our foundation as a world leader in design, engineering, and entertainment software.”

Business Outlook
The following are forward-looking statements that are based on current expectations that involve risks and uncertainties, some of which are set forth below.

First Quarter Fiscal 2011
For the first quarter of fiscal 2011, Autodesk expects revenue to be in the range of $420 million to $440 million.  On a GAAP basis, earnings per diluted share are expected to be in the range of $0.02 and $0.07.  On a non-GAAP basis, earnings per diluted share are expected to be in the range of $0.18 and $0.23, excluding $0.08 related to stock-based compensation expense, $0.05 for amortization of acquisition related intangibles, and $0.03 related to restructuring charges.

First quarter outlook assumes an effective tax rate of 27 percent.  The increase in the tax rates from fiscal 2010 is primarily due to expiration of a research and development tax credit.

Full Year Fiscal 2011
Autodesk is not providing specific revenue or EPS guidance for fiscal 2011 at this time.  However, operating margin on a GAAP basis for the full year fiscal 2011 is expected to increase significantly compared to fiscal 2010.  Autodesk continues to anticipate modest improvement in non-GAAP operating margin for full year fiscal 2011 compared to fiscal 2010.  For fiscal 2011, non-GAAP operating margin excludes stock-based compensation expense, amortization of acquisition related intangibles, and restructuring related charges.

Earnings Conference Call and Webcast
Autodesk will host its fourth quarter conference call today at 5:00 p.m. EST (2:00 p.m. PST). The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our Website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on our Website for at least twelve months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic and revenue trends, cost savings, operational and efficiency investments, and other statements regarding our expected strategies, market and products positions, performance and results.  Other factors that could cause actual results to differ materially include the following:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, failure to achieve and maintain planned cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued migration from 2D products to 3D products, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s reports on Form 10-K for the year ended January 31, 2009 and Forms 10-Q for the quarters ended April 30, 2009, July 31, 2009, and October 31, 2009, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc. is a world leader in 2D and 3D design, engineering and entertainment software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software to help customers experience their ideas digitally before they are built. Fortune 100 companies - as well as the last 14 Academy Award winners for Best Visual Effects - use Autodesk software tools to design, visualize and simulate their ideas to save time and money, enhance quality, and foster innovation for competitive advantage.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document. © 2010 Autodesk, Inc. All rights reserved.

© 2010 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$270.0	$310.0	$980.7	$1,603.4

Maintenance	186.1	179.8	733.0	711.8

Total net revenue	456.1	489.8	1,713.7	2,315.2

Cost of revenue:
Cost of license and other revenue	41.3	46.0	179.9	210.2

Cost of maintenance revenue	3.1	2.5	11.9	8.9

Total cost of revenue	44.4	48.5	191.8	219.1

Gross profit	411.7	441.3	1,521.9	2,096.1

Operating Expenses:

Marketing and sales	191.3	218.0	731.9	900.7

Research and development	116.8	138.7	457.5	576.1

General and administrative	47.1	49.3	197.7	205.7

Impairment of goodwill and intangibles	-	128.9	21.0	128.9

Restructuring charges	0.4	40.2	48.2	40.2

Total operating expenses	355.6	575.1	1,456.3	1,851.6

Income (loss) from operations	56.1	(133.8)	65.6	244.5

Interest and other income (expense), net	2.6	(1.8)	19.1	8.0

Income (loss) before income taxes	58.7	(135.6)	84.7	252.5

(Provision) benefit for income taxes	(8.6)	30.3	(26.7)	(68.9)

Net income (loss)	$50.1	$(105.3)	$58.0	$183.6

Basic net income (loss) per share	$0.22	$(0.47)	$0.25	$0.81

Diluted net income (loss) per share	$0.21	$(0.47)	$0.25	$0.80

Shares used in computing basic
net income (loss) per share	229.0	226.3	228.7	225.5

Shares used in computing diluted
net income (loss) per share	233.2	226.3	232.1	230.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31,	January 31,
	2010	2009
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$838.7	$917.6
Marketable securities	161.9	63.5
Accounts receivable, net	277.4	316.5
Deferred income taxes	44.2	31.1
Prepaid expenses and other current assets	57.4	59.3
Total current assets	1,379.6	1,388.0

Marketable securities	125.6	7.6
Computer equipment, software, furniture and leasehold improvements, net	101.6	120.6
Purchased technologies, net	88.0	113.3
Goodwill	542.9	542.5
Long term deferred income taxes, net	101.9	125.7
Other assets	107.6	123.0
	$2,447.2	$2,420.7

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$67.8	$62.4
Accrued compensation	115.6	124.3
Accrued income taxes	8.4	16.7
Deferred revenue	444.6	438.8
Borrowings under line of credit	-	52.1
Other accrued liabilities	67.6	105.8
Total current liabilities	704.0	800.1

Deferred revenue	71.9	113.3
Long term income taxes payable	127.2	116.9
Long term deferred income taxes	-	22.7
Other liabilities	70.6	57.0

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,204.3	1,080.4
Accumulated other comprehensive income (loss)	(3.5)	(11.2)
Retained earnings	272.7	241.5
Total stockholders' equity	1,473.5	1,310.7
	$2,447.2	$2,420.7

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Fiscal Year Ended
	January 31,
	2010	2009
	(Unaudited)

Operating Activities
Net income	$58.0	$183.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111.5	91.8
Stock-based compensation expense	93.6	89.5
Impairment of goodwill and intangibles	21.0	128.9
Restructuring charges, net	48.2	38.9
Gain on disposition of assets	(2.3)	-
Charge for acquired in-process research and development	-	26.9
Changes in operating assets and liabilities, net of business combinations	(83.2)	34.3
Net cash provided by operating activities	246.8	593.9

Investing Activities:
Purchases of marketable securities	(568.9)	(118.6)
Sales of marketable securities	26.4	75.0
Maturities of marketable securities	328.7	8.4
Capital expenditures	(39.0)	(78.4)
Purchases of equity investments	(11.4)	-
Business combinations, net of cash acquired	(18.8)	(364.5)
Net cash used in investing activities	(283.0)	(478.1)

Financing activities:
Draws on line of credit	2.2	912.4
Repayments of line of credit	(54.3)	(860.3)
Proceeds from issuance of common stock, net of issuance costs	70.0	90.1
Repurchases of common stock	(63.2)	(256.6)
Net cash used in financing activities	(45.3)	(114.4)

Effect of exchange rate changes on cash and cash equivalents	2.6	(1.7)

Net decrease in cash and cash equivalents	(78.9)	(0.3)
Cash and cash equivalents at beginning of fiscal year	917.6	917.9
Cash and cash equivalents at end of period	$838.7	$917.6

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net, non-GAAP provision for income taxes and non-GAAP total spend savings.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, in-process research and development expenses, restructuring charges, goodwill and intangibles impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$41.3	$46.0	$179.9	$210.2
Stock-based compensation expense	(0.7)	(0.5)	(3.1)	(3.6)
Amortization of developed technology	(7.6)	(7.9)	(32.9)	(23.2)
Non-GAAP cost of license and other revenue	$33.0	$37.6	$143.9	$183.4

GAAP gross profit	$411.7	$441.3	$1,521.9	$2,096.1
Stock-based compensation expense	0.7	0.5	3.1	3.6
Amortization of developed technology	7.6	7.9	32.9	23.2
Non-GAAP gross profit	$420.0	$449.7	$1,557.9	$2,122.9

GAAP marketing and sales	$191.3	$218.0	$731.9	$900.7
Stock-based compensation expense	(8.6)	(8.6)	(41.1)	(39.2)
Non-GAAP marketing and sales	$182.7	$209.4	$690.8	$861.5

GAAP research and development	$116.8	$138.7	$457.5	$576.1
Stock-based compensation expense	(6.3)	(6.0)	(30.0)	(29.3)
In-process research and development	-	(8.9)	-	(26.9)
Non-GAAP research and development	$110.5	$123.8	$427.5	$519.9

GAAP general and administrative	$47.1	$49.3	$197.7	$205.7
Stock-based compensation expense	(3.3)	(3.6)	(19.4)	(17.5)
Amortization of customer relationships and trademarks	(6.0)	(6.9)	(25.5)	(23.4)
Non-GAAP general and administrative	$37.8	$38.8	$152.8	$164.8

GAAP impairment of goodwill and intangibles	$-	$128.9	$21.0	$128.9
Impairment of goodwill and intangibles	-	(128.9)	(21.0)	(128.9)
Non-GAAP impairment of goodwill and intangibles	$-	$-	$-	$-

GAAP restructuring charges	$0.4	$40.2	$48.2	$40.2
Restructuring charges	(0.4)	(40.2)	(48.2)	(40.2)
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$355.6	$575.1	$1,456.3	$1,851.6
Stock-based compensation expense	(18.2)	(18.2)	(90.5)	(86.0)
Amortization of customer relationships and trademarks	(6.0)	(6.9)	(25.5)	(23.4)
In-process reasearch and development	-	(8.9)	-	(26.9)
Impairment of goodwill and intangibles	-	(128.9)	(21.0)	(128.9)
Restructuring charges	(0.4)	(40.2)	(48.2)	(40.2)
Non-GAAP operating expenses	$331.0	$372.0	$1,271.1	$1,546.2

GAAP income (loss) from operations	$56.1	$(133.8)	$65.6	$244.5
Stock-based compensation expense	18.9	18.7	93.6	89.6
Amortization of developed technology	7.6	7.9	32.9	23.2
Amortization of customer relationships and trademarks	6.0	6.9	25.5	23.4
In-process reasearch and development	-	8.9	-	26.9
Impairment of goodwill and intangibles	-	128.9	21.0	128.9
Restructuring charges	0.4	40.2	48.2	40.2
Non-GAAP income from operations	$89.0	$77.7	$286.8	$576.7

GAAP (provision) benefit for income taxes	$(8.6)	$30.3	$(26.7)	$(68.9)
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(13.1)	(35.9)	(68.5)	(68.0)
Non-GAAP (provision) for income tax	$(21.7)	$(5.6)	$(74.2)	$(136.9)

GAAP net income (loss)	$50.1	$(105.3)	$58.0	$183.6
Stock-based compensation expense	18.9	18.7	93.6	89.6
Amortization of developed technology	7.6	7.9	32.9	23.2
Amortization of customer relationships and trademarks	6.0	6.9	25.5	23.4
In-process research and development	-	8.9	-	26.9
Impairment of goodwill and intangibles	-	128.9	21.0	128.9
Restructuring charges	0.4	40.2	48.2	40.2
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(13.1)	(35.9)	(68.5)	(68.0)
Non-GAAP net income	$69.9	$70.3	$231.7	$447.8

GAAP diluted net income (loss) per share	$0.21	$(0.47)	$0.25	$0.80
Stock-based compensation expense	0.08	0.08	0.40	0.39
Amortization of developed technology	0.03	0.04	0.14	0.10
Amortization of customer relationships and trademarks	0.03	0.03	0.11	0.10
In-process research and development	-	0.04	-	0.12
Impairment of goodwill and intangibles	-	0.56	0.09	0.56
Restructuring charges	-	0.18	0.21	0.18
Establishment of valuation allowance on deferred tax assets	-	-	0.09	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(0.05)	(0.15)	(0.30)	(0.30)
Non-GAAP diluted net income per share	$0.30	$0.31	$0.99	$1.95

GAAP diluted shares used in per share calculation	233.2	226.3	232.1	230.1
Impact of stock-based compensation on diluted shares	0.7	(0.2)	0.9	(0.4)
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	-	3.0	-	-
Non-GAAP diluted shares used in per share calculation	233.9	229.1	233.0	229.7

GAAP total spend savings +	$423
Stock-based compensation expense	3
Amortization of developed technology	10
Amortization of customer relationships and trademarks	3
In-process research and development	(27)
Impairment of goodwill and intangibles	(108)
Restructuring charges	8
Non-GAAP total spend savings +	$312

+ FY 2010 operating expenses and cost of revenue, less FY 2009 operating expenses and cost of revenue

Other Supplemental Financial Information*
Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415	$417	$456	$1,714
License and other revenue	$244	$231	$236	$270	$981
Maintenance revenue	$182	$184	$181	$186	$733

GAAP Gross Margin	88%	88%	89%	90%	89%
Non-GAAP Gross Margin (1)(2)	90%	90%	92%	92%	91%

GAAP Operating Expenses	$393	$362	$346	$356	$1,456
GAAP Operating Margin	-5%	1%	6%	12%	4%
GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25

Non-GAAP Operating Expenses (1)(3)	$327	$308	$305	$331	$1,271
Non-GAAP Operating Margin (1)(4)	13%	16%	18%	20%	17%
Non-GAAP Net Income (1)(5)	$42	$57	$63	$70	$232
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.18	$0.24	$0.27	$0.30	$0.99

Total Cash and Marketable Securities	$966	$1,029	$1,054	$1,126	$1,126
Days Sales Outstanding	49	49	47	55	55
Capital Expenditures	$14	$11	$6	$9	$39
Cash from Operations	$27	$47	$47	$126	$247
GAAP Depreciation and Amortization	$27	$28	$29	$27	$111

Deferred Maintenance Revenue Balance	$469	$444	$420	$464	$464

Revenue by Geography (in millions):
Americas	$163	$159	$164	$168	$655
Europe	$167	$157	$159	$188	$671
Asia/Pacific	$96	$99	$94	$100	$388

Revenue by Segment (in millions):***
Platform Solutions and Emerging Business	$156	$150	$154	$165	$624
Architecture, Engineering and Construction	$128	$123	$125	$137	$514
Manufacturing	$94	$95	$90	$108	$387
Media and Entertainment	$48	$47	$48	$46	$189
Other	$-	$-	$-	$-	$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT***	33%	31%	32%	31%	32%
% of Total Rev from 3D design products	29%	29%	29%	29%	29%
% of Total Rev from Emerging Economies	14%	15%	15%	16%	15%
Upgrade Revenue (in millions)	$43	$26	$26	$37	$133

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$(31)	$(24)	$(4)	$22	$(36)
FX Impact on Total Operating Expenses	$22	$14	$2	$(10)	$28
FX Impact on Total Net Income (Loss)	$(9)	$(10)	$(2)	$12	$(8)

Gross Margin by Segment (in millions):***
Platform Solutions and Emerging Business	$146	$140	$147	$157	$590
Architecture, Engineering and Construction	$116	$110	$113	$125	$465
Manufacturing	$86	$88	$84	$101	$359
Media and Entertainment	$34	$36	$38	$37	$144
Unallocated amounts	$(9)	$(9)	$(10)	$(8)	$(36)

Common Stock Statistics:
GAAP Shares Outstanding	228,219,000	229,666,000	229,665,000	228,881,000	228,881,000
GAAP Fully Diluted Weighted Average Shares Outstanding	227,080,000	232,286,000	232,947,000	233,324,000	232,314,000
Shares Repurchased	-	-	1,673,000	1,002,000	2,675,000

Installed Base Statistics:
Maintenance Installed Base **	1,719,000	2,299,000	2,236,000	2,250,000	2,250,000

* Totals may not agree with the sum of the components due to rounding.
** The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan. These users were not previously captured in our maintenance installed base.

*** In the third quarter of fiscal 2010, Autodesk changed its methodology for allocating certain revenue transactions, including gains and losses from foreign currency. The second quarter of fiscal 2010 amounts have been reclassified to conform to the current presentation. The change in methodology did not have a material effect on any other period.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

(2) GAAP Gross Margin	88%	88%	89%	90%	89%
Stock-based compensation expense	0%	0%	0%	0%	0%
Amortization of developed technology	2%	2%	3%	2%	2%
Non-GAAP Gross Margin	90%	90%	92%	92%	91%

(3) GAAP Operating Expenses	$393	$362	$346	$356	$1,457
Stock-based compensation expense	(22)	(21)	(30)	(19)	(91)
Amortization of customer relationships and trademarks	(6)	(7)	(6)	(6)	(26)
Restructuring charges	(17)	(26)	(5)	-	(48)
Impairment of goodwill	(21)	-	-	-	(21)
Non-GAAP Operating Expenses	$327	$308	$305	$331	$1,271

(4) GAAP Operating Margin	-5%	1%	6%	12%	4%
Stock-based compensation expense	5%	5%	7%	4%	5%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of customer relationships and trademarks	2%	2%	2%	2%	2%
Restructuring charges	4%	6%	1%	0%	3%
Impairment of goodwill	5%	0%	0%	0%	1%
Non-GAAP Operating Margin	13%	16%	18%	20%	17%

(5) GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
Stock-based compensation expense	23	21	30	19	93
Amortization of developed technology	8	8	9	8	33
Amortization of customer relationships and trademarks	6	7	6	6	26
Establishment of valuation allowance on deferred tax assets	21	-	-	-	21
Impairment of goodwill	21	-	-	-	21
Restructuring charges	17	26	5	-	48
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(22)	(16)	(17)	(13)	(68)
Non-GAAP Net Income	$42	$56	$63	$70	$232

(6) GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25
Stock-based compensation expense	0.10	0.09	0.13	0.08	0.40
Amortization of developed technology	0.04	0.03	0.04	0.03	0.14
Amortization of customer relationships and trademarks	0.03	0.03	0.02	0.03	0.11
Establishment of valuation allowance on deferred tax assets	0.09	-	-	-	0.09
Impairment of goodwill	0.09	-	-	-	0.09
Restructuring charges	0.07	0.11	0.02	-	0.21
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.10)	(0.07)	(0.07)	(0.05)	(0.30)
Non-GAAP Diluted Net Income Per Share	$0.18	$0.24	$0.27	$0.30	$0.99